Exhibit 99.1

RCF Acquisition Corp. Announces Receipt of Continued Listing Standard
Non-compliance Notice from NYSE

New York, NY, Jan. 25, 2024 (GLOBE NEWSWIRE) -- RCF Acquisition Corp. (NYSE: RCFA, RCFA WS and RCFA.U) announced today that it received written notice on January 19, 2024 from the New York Stock Exchange (NYSE) that the company is not in compliance with NYSE continued listing standards, which require it to maintain a minimum of 300 public stockholders on a continuous basis. In accordance with applicable NYSE procedures, the Company has 45 days from receipt of the notice to submit a plan that would bring it into compliance with the minimum stockholder requirement by no later than November 15, 2024.

The Company intends to develop and submit a plan to bring it into compliance with the NYSE listing standards within the required time-frame.

The notice has no immediate impact on the Company’s securities, and provided the NYSE approves the plan, the Company’s securities will continue to be listed and traded on the NYSE under their existing ticker symbols, with the addition of a suffix indicating the “below compliance” status of its ordinary shares, such as “RCFA.BC.”

About RCF Acquisition Corp.

RCF Acquisition Corp. is a special purpose acquisition company affiliated with Perception Capital Partners, a private and public equity investor.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding RCFA’s intent to submit a plan bring it into compliance with the NYSE listing standards. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in RCFA’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 7, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 7, 2023, and any subsequent filings.

All forward-looking statements are expressly qualified in their entirety by such factors. RCFA does not undertake any duty to update any forward-looking statement except as required by law.

Contact

RCF Acquisition Corp.

Rick Gaenzle
Chief Executive Officer
investors@perceptioncapitalpartners.com